UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006 (September 25, 2006)

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-01989	16-0733425
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 25, 2006, the Company appointed Roland E. Breunig, age 55, as Chief Financial Officer of the Company. From February 2004 to September 2006, Mr. Breunig was a consultant operating as an independent contractor with Robert Half Management Consultants providing financial consulting and Sarbanes-Oxley compliance services to various clients including the Company. The Company contracted with Robert Half Management Consultants during the fiscal year ended March 31, 2006. Mr. Breunig, as an independent contractor of Robert Half, performed a portion of the services provided to the Company by Robert Half. Mr. Breunig's compensation was negotiated with and received from Robert Half. During 2003 and part of 2004, Mr. Breunig was principal of Heartland Consulting. From 1999 to 2003, Mr. Breunig was Chief Financial Officer, Secretary and Treasurer at HeartLand Airlines, LLC.

The Company has not entered into any employment contract or other formal compensation plan as a result of this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006

SENECA FOODS CORPORATION

By: /s/Kraig H. Kayser
Kraig H. Kayser
President and Chief Executive Officer